UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Quarterly Report on Form 8-K under the caption “Borrowing under Revolving Credit Facility” is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On March 18, 2020, Century Casinos, Inc. (the “Company”) issued a press release announcing that it temporarily closed its Canadian,  West Virginia and Missouri casinos on March 17, 2020 to comply with quarantines issued by governments to contain the spread of COVID-19. The Company also announced it closed Century Casino Bath at on March 17, 2020.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 and Exhibit 99.1 attached hereto (i) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and (ii) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01     Other Events

Borrowing under Revolving Credit Facilities

As previously disclosed, the Company is party to a $10.0 million Revolving Credit Facility (the “Revolving Facility”), the material terms of which are described in the Note 7 to the Consolidated Financial Statements included in Item 8, “Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2020 (the “Form 10-K”), and incorporated by reference.

As of December 31, 2019, the Company had no outstanding borrowings under the Revolving Facility. On March 17, 2020, the Company provided notice to the lenders pursuant to that certain Credit Agreement, dated as of December 6, 2019 (the “Credit Agreement”), to draw down on the Revolving Facility in an amount equal to $10.0 million, resulting in a total of $180.0 million outstanding under the Credit Agreement. The scheduled maturity date of the Revolving Facility is December 6, 2024. A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 9, 2019.

The Company elected to borrow under its Revolving Facility to provide liquidity in light of the closure of the Company’s properties as a result of the spread of COVID-19. The $10.0 million supplements the Company’s approximately $51.2 million cash on hand as of February 29, 2020.

Forward-Looking Statements

This communication (including Exhibit 99.1) may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: statements regarding future results of operations, including the impact of the current coronavirus (COVID-19) pandemic on its reporting and operating segments and the Company overall; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Century Casinos, Inc. Press Release dated March 18, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: March 18, 2020	By: /s/ Margaret Stapleton
Margaret Stapleton
Chief Financial Officer